Exhibit 99.1
American Residential Properties Announces a Special Meeting of Stockholders

SCOTTSDALE, Ariz., January 15, 2016 - American Residential Properties, Inc. (NYSE: ARPI) (“ARPI”) today announced that it will hold a special meeting of stockholders on February 26, 2016 at ARPI’s headquarters, located at 7047 East Greenway Parkway, Suite 350, Scottsdale, Arizona 85254, beginning at 8:00 a.m. Mountain Standard Time. At the special meeting, stockholders will be asked to consider and vote upon the following matters:

•
a proposal to approve the merger of ARPI with and into a wholly owned subsidiary of American Homes 4 Rent (“AMH”) pursuant to the Agreement and Plan of Merger, dated as of December 3, 2015, as it may be amended from time to time, by and among AMH, Sunrise Merger Sub, LLC, American Homes 4 Rent, L.P., OP Merger Sub, LLC, ARPI, American Residential Properties OP, L.P. and American Residential GP, LLC, and the other transactions contemplated by the merger agreement; and

•	a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal.
Stockholders of record at the close of business on January 22, 2016 will be entitled to notice of, and to vote at, the special meeting of stockholders and any adjournment or postponement of the meeting.
About American Residential Properties, Inc.
American Residential Properties, Inc. is an internally managed real estate company, organized as a REIT for federal income tax purposes, that acquires, owns and manages single-family homes as rental properties in select communities nationwide. ARPI’s primary business strategy is to acquire, restore, lease and manage single-family homes as well-maintained investment properties to generate attractive, risk-adjusted returns over the long-term. With a vertically integrated real estate acquisition and management platform incorporating disciplined acquisition criteria, extensive research, seasoned personnel and comprehensive operations, ARPI is well-positioned to execute its strategy.

Additional information about ARPI can be found on ARPI’s website at www.amresprop.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “will,” “predicted,” “likely,” or other words or phrases of similar import. These forward-looking statements relate to the date and time of the special meeting. Such statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of AMH or ARPI to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Any forward-looking statement speaks only as of the date of this report and neither AMH nor ARPI undertakes any obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.
Additional Information about the Proposed Transaction and Where to Find It
In connection with the proposed transactions, AMH has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that includes a proxy statement of ARPI that also constitutes a prospectus of AMH. AMH and ARPI also plan to file other relevant documents with the SEC regarding the proposed transactions. INVESTORS ARE URGED TO READ THE PROSPECTUS/PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE,

BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the prospectus/proxy statement (if and when it becomes available) and other relevant documents filed by AMH and ARPI with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by AMH with the SEC will be available free of charge on its website at www.americanhomes4rent.com, or by contacting Investor Relations at (855) 794-2447. Copies of the documents filed by ARPI with the SEC will be available free of charge on its website at www.amresprop.com, or by contacting Investor Relations at (480) 474-4800.

AMH and ARPI and their respective trustees, directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. You can find information about AMH’s trustees and executive officers in AMH’s definitive proxy statement filed with the SEC on April 2, 2015 in connection with its 2015 annual meeting of shareholders. You can find information about ARPI’s directors and executive officers in ARPI’s definitive proxy statement filed with the SEC on April 17, 2015 in connection with its 2015 annual meeting of stockholders.  Additional information regarding the interests of such potential participants will be included in the prospectus/proxy statement and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from AMH or ARPI using the sources indicated above.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

INVESTOR CONTACT:
American Residential Properties, Inc.
Shant Koumriqian
Chief Financial Officer and Treasurer
IR@amresprop.com
480-474-4800

MEDIA CONTACT:
Lisa Mueller
Financial Profiles, Inc.
lmueller@finprofiles.com
310-622-8231